SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 09, 2009

THE SMALL BUSINESS COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	000-52184	55-0808106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1380 Willow Street San Diego, CA 92106
(Address of principal executive offices) (Zip Code)

(619) 241-2844
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

a(1). Director Stuart Schreiber resigned his post as director effective Tuesday, June 9, 2009. In his letter of resignation attached hereto as an Exhibit, Mr. Schreiber listed no material disagreements on any matter relating to the registrant’s operations, policies or practices.

b. Secretary and Officer Terry Ostrowiak resigned his post as secretary and officer of the Corporation effective June 9, 2009. In his letter of resignation attached hereto as an Exhibit, Mr. Ostrowiak listed no material disagreements on any matter relating to the registrant’s operations, policies or practices.

THE SMALL BUSINESS COMPANY

Date June 15, 2009	By:	/s/ David Larson
Name David Larson (President)